Exhibit 3.1

ARTICLES OF INCORPORATION

OF

MESA MEDICAL INC.

KNOW ALL MEN BY THESE PRESENTS:

THAT I, the undersigned, T. Michael Carrington, of 3201 South Tamarac, Suite 204, Denver, Colorado 80231, desiring to form a corporation under the laws of the State of Colorado, do hereby make, execute and acknowledge this certificate in writing of my intention to become a body corporate under said laws, and declare:

ARTICLE One
name

The corporate name of our said corporation shall be MESA MEDICAL INC.

ARTICLE Two
objects, purposes and powers

The objects or purposes for which this corporation is created and the nature of the business to be transacted, promoted or carried on by this corporation, either within or outside the State of Colorado, and the powers with which it shall be vested are to engage in any activity or business not in conflict with the laws of the State of Colorado or of the United States of America, and without limiting the generality of the foregoing, specifically:

2.1     To design, manufacture, acquire by purchase, lease or otherwise, to own and hold, to maintain, repair, modify and remanufacture; to sell, by wholesale or retail, lease, market, trade, distribute and otherwise dispose of, and to otherwise generally deal in medical and hospital equipment and machines of all types, including but not limited to kidney dialysis machines, and related supplies and incidents; and to do all things and to conduct all business as may be necessary or incidental to the foregoing; and to make all contracts and do all things proper, incidental and conducive to the complete attainment of such purpose.

2.2     To acquire as principal or agent by purchase, lease, contract or otherwise, lands and interests in lands, buildings or other structures and to own, hold, improve, develop and manage the same, and to erect or cause to be erected on any lands owned, held or occupied by the corporation, buildings or other structures with their appurtenances, and to rebuild, enlarge, alter or improve any buildings or other structures now or hereafter erected on any lands so owned, held or occupied, and to mortgage, sell, lease or otherwise dispose of any lands or interests in lands and in buildings or other structures, and any stores, shops, suites, rooms or parts of any buildings or other structures at any time owned or held by the corporation.

2.3     To invest in and to buy, sell or otherwise acquire or dispose of and deal in loans secured by liens upon real and personal property both as principal and as agent.

2.4     To invest, as principal or agent, in all forms of personal investment property including without limitation securities, stocks, bonds, mutual funds and secured or unsecured notes.

2.5     To purchase or otherwise acquire the whole or any part of the property, assets, business, goodwill and rights and to undertake or assume the whole or any part of the bonds, mortgages, franchises, leases, contracts, indebtedness, guarantees, liabilities and obligations of any person, firm, association, corporation or organization, and to pay for the same or any part or combination thereof in cash, shares of the capital stock, bonds, debentures, debenture stock, notes and other obligations of this corporation, or otherwise, or by undertaking and assuming the whole or any part of the liabilities or obligations of the transferor; and to hold or in any manner dispose of the whole or any part of the property and assets so acquired or purchased, and to conduct in any lawful manner the whole or any part of the business so acquired and to exercise all the powers necessary or convenient in and about the conduct, management and carrying on of such business.

2.6     To borrow money for any of the purposes of this corporation and to issue bonds, debentures, debenture stock, notes or other obligations therefor, and to secure the same by pledge or mortgage of the whole or any part of the property of this corporation whether real or personal, or to issue bonds, debentures, debenture stock, notes or other obligations with any such security.

2.7     To purchase, apply for, register, obtain or otherwise acquire and to hold, own, use, operate, develop, introduce, and sell, lease, assign, pledge or in any manner dispose of and in any manner deal with and contract with reference to lenders or letters patent, patents, patent rights, patented processes, designs and similar rights, copyrights, trademarks, trade names and similar rights granted by the United States, any state of the United States, or any other government or country, or any interest therein, or any inventions, and to acquire, own, use or in any manner dispose of any and all inventions, improvements and processes, labels, designs, marks, brands or other rights, and to work, operate or develop the same.

2.8     To loan money, guarantee, purchase, acquire, exchange, hold, sell, assign, transfer, mortgage, pledge or otherwise dispose of shares of the capital stock of, or any bonds, securities or evidences of indebtedness created by any corporation or corporations organized under the laws of this state or of any other state, district or country and also bonds or evidences of indebtedness of the United States or of any state, territory, dependency, or country or subdivision or municipality thereof; and while the owner thereof to exercise all rights, powers and privileges of ownership including the right to vote thereon.

2.9     To organize or cause to be organized under the laws of the State of Colorado, or of any other state, district, territory, province or government, a corporation or corporations for the purpose of accomplishing any or all of the objects for which this corporation is organized, and to dissolve, wind up, liquidate, merge or consolidate any such corporation or corporations, or to cause the same to be dissolved, wound up, liquidated, merged or consolidated.

2.10     To enter into partnerships, as a general or limited partner, or into any agreement for sharing of profits, union of interests, cooperation, joint ventures, reciprocal concession or otherwise with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which this corporation is authorized to carry on or engage in.

2.11     To purchase, hold, sell, exchange or transfer or otherwise deal in shares of its own capital stock, bonds or other obligations from time to time to such an extent and in such manner and upon such terms as its Board of Directors shall determine; provided that this corporation shall not use any of its funds or property for the purchase of its own shares of capital stock when such use would cause any impairment of the capital of the corporation; and provided, further, that shares of its own capital stock belonging to this corporation shall not be voted upon directly or indirectly.

2.12     To promote or to aid in any manner, financially or otherwise, any corporation or association of which any stocks, bonds or other evidences of indebtedness or securities are held directly or indirectly by this corporation; and for this purpose to guarantee the contracts, dividends, stocks, bonds, notes and other obligations of such corporations or associations; and to do any other acts or things designed to protect, preserve, improve or enhance the value of such stocks, bonds or other evidences of indebtedness or securities.

IN GENERAL, to do any or all of the things herein set forth to the same extent as natural persons might or could do in any part of the world, as principals, agents, contractors, trustees or otherwise, within or without the State of Colorado, either alone or in company with others, and to carry on any other business in connection therewith, whether manufacturing or otherwise, and to do all things not forbidden, and with all the powers conferred upon corporations by the laws of the State of Colorado.

It is the intention that each of the objects, purposes and powers specified in each of the paragraphs of this Article Two of these Articles of Incorporation shall, except where otherwise specified, be nowise limited or restricted by reference to or inference from the terms of any other paragraph or of any other article in these Articles of Incorporation, but that the objects, purposes and powers specified in this Article and in each of the articles or paragraphs of these Articles shall be regarded as independent objects, purposes and powers, and the enumeration of specific purposes and powers shall not be construed to restrict in any manner the general terms and powers of this corporation, nor shall the expression of one thing be deemed to exclude another, although it be of like nature. The enumeration of objects or purposes herein shall not be deemed to exclude or in any way limit by inference any powers, objects or purposes which this corporation is empowered to exercise, whether expressly or by force of the laws of the State of Colorado, now or hereafter in effect, or impliedly by any reasonable construction of said laws.

ARTICLE Three
duration

This corporation shall have perpetual existence.

ARTICLE Four
capital stock

The amount of authorized capital stock of this corporation is 100,000 shares of common stock, each share having $1.00 par value, and all shares when issued shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts.

ARTICLE Five
rights of shareholders

The rights and privileges relating to the shares of capital stock named in Article Four hereof shall be as follows:

5.1     Pre-emptive Rights Allowed. The holders of the shares of the common stock of the corporation shall be entitled as of right to purchase or subscribe for any unissued or treasury shares of any class, or any additional shares of any class to be issued by reason of any increase of the authorized shares of the corporation of any class, or any bonds, certificates of indebtedness, debentures, or other securities, rights, warrants or options convertible into shares of the corporation or carrying any right to purchase shares of any class in accordance with their proportionate equity in the corporation.

5.2     Each share of capital stock shall be entitled to one vote, either in person or by proxy, at all shareholders’ meetings. Cumulative voting shall be allowed in the election of directors, so that at each election for directors, every shareholder entitled to vote at such election shall have the right to cumulate his votes by giving one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of such candidates.

5.3     All outstanding shares of common stock shall share equally in dividends and upon liquidation. Dividends are payable at the discretion of the Board of Directors at such times and in such amounts as they deem advisable, subject, however, to the provisions of the laws of the State of Colorado.

5.4     The Board of Directors may cause any stock issued by the corporation to be issued subject to such lawful restrictions, qualifications, limitations or special rights as they deem fit, which restrictions, qualifications, limitations or special rights may be created by provisions in the Bylaws of the corporation or in the minutes of any properly convened meeting of the Board of Directors; provided, however, notice of such special restrictions, qualifications, limitations or special rights must appear on the certificate evidencing ownership of such stock.

ARTICLE Six
directors

The affairs of the corporation shall be governed by a Board of not less than three (3) nor more than nine (9) Directors as the Bylaws may determine from time to time, and who shall be elected in accordance with the Bylaws of the corporation. The organization and conduct of the Board shall be in accordance with the following:

6.1     The names and addresses of the members of the initial Board of Directors, who shall hold office until the first annual meeting of the shareholders of the corporation, or until their successors shall have been elected and qualified are:

Theodore A. Weaver 5140 South Franklin Street Littleton, Colorado 80121	Luke Schmieder 5140 South Franklin Street Littleton, Colorado 80121

Phil Quedenfeld 5140 South Franklin Street Littleton, Colorado 80121	Richard Luttrell 5140 South Franklin Street Littleton, Colorado 80121

Paul Duke 5140 South Franklin Street Littleton, Colorado 80121	Mark Schmieder 5140 South Franklin Street Littleton, Colorado 80121

6.2     Directors of the corporation need not be residents of Colorado nor holders of shares of the corporation’s capital stock.

6.3     Meetings of the Board of Directors, regular or special, may be held within or without Colorado upon such notice as may be prescribed by the Bylaws of the corporation. Attendance of a Director at a meeting shall constitute a waiver by him of notice of such meeting unless he attends only for the express purpose of objecting to the transaction of any business thereat on the ground that the meeting is not lawfully called or convened.

6.4     A majority of the number of Directors at any time constituting the Board of Directors shall constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

6.5     By resolution adopted by a majority of the number of Directors at any time constituting the Board of Directors, the Board of Directors may designate two or more Directors to constitute an executive committee which shall have and may exercise, to the extent permitted by law or in such resolution, all of the authority of the Board of Directors in the management of the corporation; but the designation of any such committee and the delegation of authority thereto shall not operate to relieve the Board of Directors or any member thereof of any responsibility imposed on it or him by law.

6.6     Any vacancy in the Board of Directors, however caused, may be filled by the affirmative vote of a majority of the remaining Directors, though less than a quorum of the Board of Directors. A Director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office.

6.7     The Board of Directors may, from time to time and to the extent permitted by law, authorize a distribution to the shareholders in partial liquidation, out of stated capital or capital surplus of the corporation, of a portion of the corporate assets, in cash or property.

ARTICLE Seven
PLACE OF BUSINESS AND REGISTERED AGENT

The principal office and the principal place of business of the corporation initially shall be located in the County of Arapahoe, State of Colorado. The Board of Directors may, however, from time to time establish such other offices, branches, subsidiaries or divisions in such other place or places within or without the State of Colorado as it deems advisable. The address of the corporation’s initial registered office in Colorado for the purposes of the Colorado Corporation Act, as amended, shall be:

3201 South Tamarac, Suite 204
Denver, Colorado 80231

The name of the corporation’s initial registered agent shall be: T. Michael Carrington.

ARTICLE Eight
OFFICERS

The officers of the corporation shall consist of a President, one or more Vice-Presidents as may be prescribed by the Bylaws of the corporation, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors at such time and in such manner as may be prescribed by the Bylaws of the corporation. Any two or more offices may be held by the same person, except the offices of President and Secretary.

ARTICLE Nine
bylaws

The Board of Directors shall have the power to make and adopt such prudent Bylaws for the government of the corporation not inconsistent with the laws of the State of Colorado for the purpose of regulating and carrying on the business of the corporation within the scope of its objects and purposes; and the Board of Directors from time to time may change, alter or amend the same as may be beneficial to the interests of the corporation.

ARTICLE Ten
meetings of shareholders

Meetings of shareholders of the corporation shall be held at such place within or without the State of Colorado and at such times as may be prescribed in the Bylaws of the corporation. Special meetings of the shareholders of the corporation may be called by the President of the corporation, the Board of Directors, or by the record holder or holders of at least ten percent (10%) of all shares entitled to vote at the meeting. At the meeting of the shareholders, except to the extent otherwise provided by the Bylaws or by law, a quorum shall consist of not less than a majority of the shares entitled to vote at the meeting; and, if a quorum is present, the affirmative vote of the majority of shares represented at the meeting and entitled to vote thereat shall be the act of the shareholders unless the vote of a greater number or voting by classes is required by law.

ARTICLE Eleven
sale of assets

Whenever the Board of Directors at any meeting thereof, by a majority vote of the whole Board, determines that it is in the best interests of the corporation, the corporation may sell, lease, exchange, or convey all of its property and assets, including its goodwill and its corporate franchises, upon such terms and conditions and for such consideration as the Board of Directors shall deem expedient; provided, however, that the sale or disposal of all or substantially all of the property and assets of the corporation shall be authorized or ratified by the affirmative vote of the holders of at least two-thirds (2/3) of the capital stock then issued and outstanding, such vote to be taken at a meeting of shareholders duly called for that purpose as provided by the statutes of the State of Colorado.

ARTICLE Twelve
interest of directors in contracts

Any contract or other transaction between the corporation and one or more of its Directors, between the corporation and any firm of which one or more of its Directors are members or employees, or in which they are interested, or between the corporation and any corporation or association of which one or more of its Directors are shareholders, members, directors, officers or employees, or in which they are interested, shall be valid for all purposes, notwithstanding the presence of such Director or Directors at the meeting of the Board of Directors of the corporation which acts upon or in reference to such contract or transaction, and notwithstanding his or their participation in such action, if the fact of such interest shall be disclosed or known to the Board of Directors, and the Board of Directors shall, nevertheless, authorize, approve, and ratify such contract or transaction by a vote of a majority of the Board of Directors present, such interested Director or Directors to be counted in determining whether a quorum is present but not to be counted in calculating the majority necessary to carry such vote. This article shall not be construed to invalidate any contract or other transaction which would otherwise be valid under the common and statutory law applicable thereto.

ARTICLE Thirteen
INDEMNIFICATION OF DIRECTORS

Every director or officer or former director or officer, or his heirs, executor, administrator or personal representative made a party to any action, suit or proceeding by reason of the fact that he is or was an officer or director of the corporation, or any person who may have served at its request as a director or officer of any other corporation, shall be indemnified by the corporation against all expenses incurred by him in connection with such action, suit, or proceeding to the extent and as set forth in the Bylaws of the corporation and as provided by law.

ARTICLE Fourteen
amendment of articles of incorporation

The corporation expressly reserves the right to amend these Articles of Incorporation and to alter, change or repeal any provision contained herein in any manner now or hereafter permitted or provided by the corporation laws of Colorado, and the rights of all shareholders are expressly made subject to such power of amendment.

IN WITNESS WHEREOF, I have hereunto set my hand and seal this 25th day of March, 1982.

  /s/  T. Michael Carrington

T. Michael Carrington

[Notary Information]

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Mesa Medical Inc.

SECOND: The following amendments were adopted by the shareholders of the corporation in the manner prescribed by the Colorado Corporation Act:

I

RESOLVED, that the FOURTH Article of the Corporation’s Articles of Incorporation be amended to read in its entirety as follows:

ARTICLE FOUR

CAPITAL STOCK

The amount of authorized capital stock of this corporation is six million (6,000,000) shares of common stock, each share having no par value, and all shares when issued shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts.

II

RESOLVED, that the FIFTH Article, paragraphs 5-1 and 5-2 of the Corporation’s Articles of Incorporation be amended to read in their entireties as follows:

5-1.     No Shareholder of the corporation shall have any preemptive or similar right to acquire any additional unissued or treasury shares of stock or for other securities of any class, or for rights, warrants or options to purchase stock or for scrip, or for securities of any kind convertible into stock or carrying stock purchase warrants or privileges.

5-2.     Each shareholder of record shall have one vote for each share standing in his or her name on the books of the corporation and entitled to vote, except that in the election of directors he or she shall have the right to vote such number of shares for as many persons as there are directors to be elected. Cumulative voting shall not be allowed in the election of directors or for any other purpose.

III

RESOLVED, that the SEVENTH Article of the Corporation’s Articles of Incorporation be amended to read in its entirety as follows:

ARTICLE SEVEN

PLACE OF BUSINESS AND REGISTERED AGENT

The principal office and the principal place of business of the corporation initially shall be located in the County of Arapahoe, State of Colorado. The Board of Directors may, however, from time to time establish such other offices, branches, subsidiaries or divisions in such other place or places within or without the State of Colorado as it deems advisable. The address of the corporation’s registered office in Colorado for the purposes of the Colorado Corporation Act, as amended, shall be:

5140 South Franklin Street

Littleton, CO 80121

The name of the corporation’s registered agent shall be: Luke Schmieder.

THIRD: The effective date of the adoption of the amendment by the shareholders is April 15, 1983.

FOURTH: The number of shares of the corporation outstanding and the number of shares entitled to vote thereon was 94,953.

FIFTH: The number of shares voted for such amendments was 94,953; and the number of shares voted against such amendments was none.

SIXTH: The manner, if not set forth in such amendments, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendments shall be affected, is as follows:

No change

SEVENTH: The manner in which such amendments affect a change in the amount of stated capital, and the amount of stated capital as changed by such amendments, are as follows:

The capital accounts (i.e., par and paid-in surplus) shall be combined into one account.

MESA MEDICAL, INC.

By:	/s/ Luke Schmieder
Luke Schmieder, President
And
By:	/s/ Richard Luttrell
Richard Luttrell, Secretary

[Notary]

STATE OF COLORADO
STATEMENT OF CHANGE OF REGISTERED OFFICE AND/OR REGISTERED AGENT

PLEASE TYPE OR PRINT CLEARLY * * * * * * PLEASE READ INSTRUCTIONS ON REVERSE SIDE

1	The exact Corporate Name, current Registered Office and current Registered Agent

[Illegible]

The Corporation named herein makes the following statement:

2	The State or County of Incorporation is COLORADO

3	The complete street address of the Corporation’s REGISTERED OFFICE shall be changed to

3904 Youngfield Street, WheatRidge, CO 80033

4	The name of the Corporation’s SUCCESSOR REGISTERED AGENT is

5	The address of the Corporation’s Registered Office and the address of the Corporation’s Registered Agent, as changed, will be identical.

6	The complete street address of the Corporation’s principal place of business in Colorado is:

3904 Youngfield Street, Wheat Ridge, CO 80033

STATE OF COLORADO COUNTY OF JEFFERSON	MESA MEDICAL, INC. (Note 1) By:/s/ Luke R. Schmieder (Note 2) Its X President Its _____________ General Partner

[Notary]

ARTICLES OF AMENDMENT

to the

ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Article of Amendment to its Articles of Incorporation:

FIRST: The name of the corporation is Mesa Medical Inc.

SECOND: The following amendment to the Articles of Incorporation was adopted on October 27, 1987, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

Such amendment was adopted by the board of directors where no shares have been issued.

X	Such amendment was adopted by a vote of the shareholders. The number of shares voted for the amendment was sufficient for approval.

(a)     RESOLVED, that Article Thirteen of the Corporation’s Articles of Incorporation be amended as follows:

*ARTICLE THIRTEEN
INDEMNIFICATION OF DIRECTORS

A director of this corporation shall not be personally liable to the corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability to this corporation or to its shareholders for monetary damages for (i) any breach of the director’s duty of loyalty to the corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) acts specified in Section 7-5-114 of the Colorado Corporation Code; or (iv) any transaction from which the director derived an improper personal benefit.

If the Colorado Corporation Code is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code, as so amended.

Any repeal or modification of the foregoing provisions of this Article Thirteen by the shareholders of the corporation shall not affect adversely any right or protection of a director of the corporation in respect of any acts or omissions of such director occurring prior to the time of such repeal or modification.

THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows: not applicable.

FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows: no change.

MESA MEDICAL, INC.

By:	/s/ Luke R. Schmieder
Luke R. Schmieder, President
And
By:	/s/ Theodore A. Weaver
Theodore A. Weaver, Secretary

ARTICLES OF AMENDMENT

TO THE

ARTICLES OF INCORPORATION

Pursuant to the provisions of the Colorado Corporation Code, the undersigned corporation adopts the following Articles of Amendments to its Articles of Incorporation:

FIRST: The name of the corporation is Mesa Medical Inc.

SECOND: The following amendments to the Articles of Incorporation were adopted on October 1, 1990, as prescribed by the Colorado Corporation Code, in the manner marked with an X below:

Such amendment was adopted by the board of directors where no shares have been issued.

X	Such amendments were adopted by a vote of the shareholders. The number of shares voted for the amendments were sufficient for approval.

RESOLVED, that Article Four of the Articles of Incorporation of Mesa Medical Inc. be, and it hereby is, amended to read in its entirety as follows:

ARTICLE FOUR
CAPITAL STOCK

The amount of authorized capital stock of this corporation is eight million (8,000,000) shares of common stock, each share having no par value, and one million (1,000,000) shares of preferred stock. All shares of common stock when issued shall be fully paid and nonassessable, and the private property of shareholders shall not be liable for corporate debts. The preferred stock may be issued in such series and with such variations of relative rights and preferences as between series and classes as the Board of Directors may determine from time to time.

RESOLVED, that Article Fourteen of the Articles of Incorporation of Mesa Medical Inc. be, and it hereby is, amended to read in its entirety as follows:

ARTICLE FOURTEEN
AMENDMENT TO ARTICLES OF INCORPORATION

When the laws of Colorado require that, in the absence of a contrary provision in this corporation’s articles of incorporation, the vote or concurrence of the holders of two-thirds (or some other portion in excess of a majority) of the corporation’s outstanding shares that are entitled to vote on the matter, or the vote of the holders of two-thirds (or some other portion in excess of a majority) of any class or series of the corporation’s shares, is required to approve a matter, then in each such case, the portion of the holders of the corporation’s outstanding shares or of any class or series of the corporation’s shares that must approve the action shall be a majority.

THIRD: The manner, if not set forth in such amendments, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendments shall be effected, is as follows: not applicable.

FOURTH: The manner in which such amendments effect a change in the amount of stated capital, and the amount of stated capital as changed by such amendments, are as follows: no change.

MESA MEDICAL INC.

By:	/s/ Luke R. Schmieder
Luke R. Schmieder, President

and

/s/ Steven W. Peterson
Steven W. Peterson, Secretary

FEE: 25.00 ON OR BEFORE DATE DUE 05/31/96 REPORT YEAR 1996 Mailing date 03/01/96	STATE OF COLORADO BIENNIAL REPORT OF A CORPORATION OR LIMITED LIABILITY COMPANY READ INSTRUCTIONS ON REVERSE SIDE BEFORE COMPLETING SUBMIT SIGNED FORM WITH FILING FEE

INFORMATION BELOW IS ON FILE IN THIS OFFICE – DO NOT CHANGE PRE-PRINTED INFORMATION

CORPORATE NAME REGISTERED AGENT, REGISTERED OFFICE, CITY, STATE & ZIP 871469618 DP STATE/COUNTRY OF INC CO LUKE SCHMIEDER MESA LABORATORIES, INC. 3904 YOUNGFIELD ST. WHEATRIDGE CO 80033	FOR OFFICE USE ONLY FIRST REPORT OR CORRECTIONS IN THIS COLUMN
Return completed reports to:	TYPE NEW AGENT NAME
Department of State Corporate Report Section	SIGNATURE OF NEW REGISTERED AGENT
1560 Broadway, Suite 200 Denver, CO 80202	MUST HAVE A STREET ADDRESS 12100 WEST SIXTH AVENUE
CITY STATE ZIP LAKEWOOD CO 80228-1252
OFFICERS NAME AND ADDRESS	TITLE
SCHMIEDER, LUKE R	PR	12100 WEST SIXTH AVENUE
3904 YOUNGFIELD ST
WHEAT RIDGE CO 80033		LAKEWOOD CO 80228

DUKE, PAUL D	VP	12100 WEST SIXTH AVENUE
3904 YOUNGFIELD ST
WHEAT RIDGE CO 80033		LAKEWOOD CO 80228

PETERSON, STEVEN W	ST	12100 WEST SIXTH AVENUE
3904 YOUNGFIELD ST
WHEAT RIDGE CO 80033		LAKEWOOD CO 80228

DIRECTORS OR LIMITED LIABILITY COMPANY MANAGERS		(If you have less than 3 shareholders, you may list less than 3 directors)
SCHMIEDER, LUKE R		12100 WEST SIXTH AVENUE
3904 YOUNGFIELD ST
WHEAT RIDGE CO 80033		LAKEWOOD CO 80228

DUKE, PAUL D		12100 WEST SIXTH AVENUE
3904 YOUNGFIELD ST
WHEAT RIDGE CO 80033		LAKEWOOD CO 80228

CAMPBELL, H S		12100 WEST SIXTH AVENUE
3904 YOUNGFIELD ST
WHEAT RIDGE CO 80033		LAKEWOOD CO 80228

Address of Principal Place of Business

Street    12100 WEST SIXTH AVENUE

City     LAKEWOOD                                   State     CO     Zip         80228-1252

SIGNATURE

Under penalties of perjury and as an authorized officer, I declare that this biennial report and, if applicable, the statement of change of registered office and/or agent, has been examined by me and is, to the best of my knowledge and belief, true, correct, and complete.

BY

TITLE          PRESIDENT                                                                  DATE

□

NOTE: DO NOT USE THIS BOX IF THIS IS YOUR FIRST REPORT!!! SEE INSTRUCTIONS ON REVERSE. IF THERE ARE NO CHANGES SINCE YOUR LAST REPORT, MARK THIS BOX, SIGN ABOVE AND RETURN WITH THE FEE AND BY THE DATE DUE INDICATED ABOVE (UPPER LEFT HAND CORNER). IF YOU ARE FILING AFTER THE DATE DUE ABOVE, CONTACT THIS OFFICE FOR THE PROPER FEE. (303) 894-2251

SEE INSTRUCTIONS ON BACK

Document must be filed electronically.

Paper documents will not be accepted.

Document processing fee                                    $25.00

Fees & forms/cover sheets

are subject to change.

To access other information or print

copies of filed documents,

visit www.sos.state.co.us and

select Business.

Colorado Secretary of State Date and Time: 10/01/2012 01:58 PM ID Number: 19871469618 Document number: 20121550136 Amount Paid: $25.00

ABOVE SPACE FOR OFFICE USE ONLY

Articles of Amendment

filed pursuant to §7-90-301, et seq. and §7-110-106 of the Colorado Revised Statutes (C.R.S.)

ID number:		19871469618

1.	Entity name:	MESA LABORATORIES, INC.
(If changing the name of the corporation, indicate name BEFORE the name change)
2.	New Entity name: (if applicable)

3.	Use of Restricted Words (if any of these terms are contained in an entity name, true name of any entity, trade name or trademark stated in this document, mark the applicable box):	□ “bank” or “trust” or any derivative thereof □ “credit union” □ “savings and loan” □ “insurance,” “casualty,” “mutual,” or “surety”

4.	Other amendments, if any, are attached.

5.	If the amendment provides for an exchange, reclassification or cancellation of issued shares, the attachment states the provisions for implementing the amendment.

6.	If the corporation’s period of duration as amended is less than perpetual, state the date on which the period of duration expires:	(mm/dd/yyyy)

OR

If the corporation’s period of duration as amended is perpetual, mark this box: ☑

7.	(Optional) Delayed effective date:	(mm/dd/yyyy)

Notice:

Causing this document to be delivered to the secretary of state for filing shall constitute the affirmation or acknowledgment of each individual causing such delivery, under penalties of perjury, that the document is the individual's act and deed, or that the individual in good faith believes the document is the act and deed of the person on whose behalf the individual is causing the document to be delivered for filing, taken in conformity with the requirements of part 3 of article 90 of title 7, C.R.S., the constituent documents, and the organic statutes, and that the individual in good faith believes the facts stated in the document are true and the document complies with the requirements of that Part, the constituent documents, and the organic statutes.

This perjury notice applies to each individual who causes this document to be delivered to the secretary of state, whether or not such individual is named in the document as one who has caused it to be delivered.

8.	Name(s) and address(es) of the individual(s) causing the document to be delivered for filing:

(The document need not state the true name and address of more than one individual. However, if you wish to state the name and address of any additional individuals causing the document to be delivered for filing, mark this box ☐ and include an attachment stating the name and address of such individuals.)

Disclaimer:

This form, and any related instructions, are not intended to provide legal, business or tax advice, and are offered as a public service without representation or warranty. While this form is believed to satisfy minimum legal requirements as of its revision date, compliance with applicable law, as the same may be amended from time to time, remains the responsibility of the user of this form. Questions should be addressed to the user’s attorney.

AN AMENDMENT TO THE ARTICLES OF INCORPORATION OF MESA LABORATORIES, INC.

TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

FROM 8,000,000 TO 25,000,000

On September 14, 2012, at an annual meeting of the shareholders of Mesa Laboratories, Inc., the following amendment to its Articles of Incorporation was approved by the following vote:

FOR:	2,070,695
AGAINST:	843,630
ABSTAIN:	1,719
BROKER NON-VOTES:	1,131

The first sentence of “Article Four - Capital Stock” of the Articles of Incorporation is hereby amended to read as follows:

“The amount of authorized capital stock of this corporation is twenty five million (25,000,000) shares of common stock, each share having no par value, and one million (1,000,000) shares of preferred stock.”